Exhibit 10.66

FIRST AMENDMENT TO CHEMICALS, EQUIPMENT,

AND TECHNICAL ENGINEERING SERVICES SUPPLY AGREEMENT

THIS FIRST AMENDMENT TO CHEMICALS, EQUIPMENT, AND TECHNICAL ENGINEERING SERVICES SUPPLY AGREEMENT (this “Amendment”), is effective as of this 26th day of October, 2009 (the “Effective Date”), and is by and between ADA-ES, Inc., a Colorado corporation (“ADA”) and Clean Coal Solutions, LLC, a Colorado limited liability company (formerly known as “ADA-NexCoal, LLC”) (the “Company”). ADA and the Company are sometimes herein collectively referred to as the “parties” and each individually as a “party.”

RECITALS

A. ADA and the Company are parties to that certain Chemicals, Equipment, and Technical Engineering Services Supply Agreement, dated as of November 3, 2006 (the “Agreement”).

B. The parties wish to amend the Agreement to amend the cost of certain Chemicals and Additives as set forth in the amended Schedule A to the Agreement.

C. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties do hereby agree as follows:

1. Amendments.

a. Section 4.1 to the Agreement is hereby amended, restated and replaced in its entirety to read as follows:

“4.1 Prices. The price to the Company for the Chemicals and Additives, Equipment and Technical Engineering Services shall be as set forth on Schedule A and Schedule B, respectively. The prices charged by ADA to the Company shall be no less favorable to the Company than the prices charged by ADA to customers who, during the term of this Agreement as set forth in Article IX, purchase similar volumes of substantially similar Chemicals and Additives, Equipment and Technical Engineering Services. Except as set forth on Schedule A as it relates to the pricing of the mercury control halogen additive and the iron mineralizer additive, ADA may change the prices of any Chemicals and Additives, Equipment and Technical Engineering Services supplied hereunder upon thirty (30) days advance written notice to the Company.”

b. Schedule A to the Agreement shall be deleted in its entirety and is hereby replaced with the following Schedule A:

“Schedule A to

Chemicals, Equipment and

Technical Engineering Services Supply Agreement

Chemicals and Additives and Equipment Terms List

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Mercury control halogen additive. ADA will purchase the required mercury control halogen additive at the prevailing market rate (the best rate at which ADA can purchase halogens commercially) and will sell such halogens to the Company undelivered at cost (i.e., without mark-up).

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Iron mineralizer additive. ADA will purchase the iron mineralizer additive at the prevailing market rate (the best rate at which ADA can purchase the iron mineralizer additive commercially) and will sell the iron mineralizer additive to the Company at a $5.00 per ton mark-up on the cost of the undelivered iron mineralizer additive (i.e., if the commercial market rate for the iron mineralizer additive is $10.00/ton, ADA would sell the iron mineralizer additive to the Company for $15.00/ton, undelivered).

•

Other chemicals or additives that may be required for coal treatment will be sold by ADA to the Company at ADA’s cost, plus its standard commercial mark-up of 50%. In no event will ADA charge the Company a greater price than it charges unaffiliated third party purchasers.

•

Equipment will be sold to the Company by ADA at ADA’s cost, plus delivery, without mark-up. The Company shall have the right, upon reasonable notice to ADA, to inspect, from time to time, the documentation relating to Equipment purchases by ADA.

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Price changes will be provided to the Company in writing by ADA from time to time, based on raw material prices charged to ADA by its suppliers. However, in no event shall ADA impose cumulative annual price increases in any calendar year that exceed the increase in the Consumer Price Index for All Urban Consumers, U.S. City Average for all items (CPI-U), published by the Bureau of Labor Statistics of the United States Department of Labor for the prior calendar year. At the Company’s request, ADA will supply the Company with copies of any invoices or similar or related documents evidencing the raw material prices charged to ADA by its suppliers.

•	All Chemicals and Additives and Equipment will be sold FOB ADA or its designee. ADA will arrange for purchase, delivery and unloading to the location specified in an Order Document.

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Delivery and risk of loss will pass to the Company at ADA’s facility location (or that of its supplier). The Company will be responsible for transportation, unloading and insurance costs, which will be reimbursed to ADA, if not paid directly by the Company.

•	Delivery and unloading charges and insurance arranged for by ADA will be added to each order at ADA’s cost, with no mark-up.”

2. Entire Agreement. The terms and conditions of this Amendment shall be incorporated by reference in the Agreement as though set forth in full therein. In the event of any inconsistency between the provisions of this Amendment and any other provision of the Agreement, the terms and provisions of this Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Agreement shall remain in full force and effect to the extent in effect on the date hereof. The Agreement, as modified by this Amendment, constitutes the complete agreement between the parties and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter hereof.

3. Miscellaneous.

a. Counterparts. This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

b. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

c. Effect. Upon the effectiveness of this Amendment, from and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import or references to schedules or exhibits to the Agreement shall mean and be a reference to the Agreement or the schedules or exhibits thereto as amended hereby, and each reference in any other document to the Agreement, “thereunder,” “thereof,” or words of like import or references to schedules or exhibits to the Agreement shall mean and be a reference to the Agreement or the schedules or exhibits thereto as amended hereby.

d. No Novation. Except as and to the extent provided for or specifically resulting from the execution, delivery and effectiveness of this Amendment, this Amendment shall not (i) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of any party under the Agreement, (ii) constitute a waiver of any provision in the Agreement, or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect as amended by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Effective Date.

CLEAN COAL SOLUTIONS, LLC

By:	/s/ Brian C. Humphrey
Name:	Brian C. Humphrey
Title:	Manager

ADA-ES, INC.

By:	/s/ Mark H. McKinnies
Name:	Mark H. McKinnies
Title:	SVP & CFO